UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2006

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As we have previously reported in our filings with the Securities and Exchange Commission, in April 2004, one of our subsidiaries, ACS State Healthcare, LLC ("ACS"), was awarded a contract by the North Carolina Department of Health and Human Services ("DHHS") to replace and operate the North Carolina Medicaid Management Information System ("NCMMIS"). Protests were lodged by competing bidders, but at the request of the DHHS, ACS commenced to perform services under the contract. Recently, issues have arisen regarding performance of the contract and each of ACS and DHHS have alleged that the other party has breached the contract. On June 6, 2006 DHHS sent a letter notifying ACS that they intended to terminate the contract if the alleged breaches were not cured. Subsequently, the parties have entered into a standstill agreement in order to permit discussion of their respective issues regarding contract performance and whether the contract will be continued or terminated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

June 9, 2006	By:	Warren D. Edwards

Name: Warren D. Edwards
Title: Executive Vice President and Chief Financial Officer